Exhibit 4.1

Exhibit 4.1

COMMON STOCK

NUMBER

MP

Myriad PHARMA

Myriad Pharmaceuticals, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

This Certifies that is the owner of

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 62856H 10 7

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

Myriad Pharmaceuticals, Inc. transferable on the books of the Corporation in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER TRUST & COMPANY, LLC

(New York, NY)

TRANSFER AGENT AND REGISTRAR BY

AUTHORIZED SIGNATURE

SECRETARY

PRESIDENT AND CHIEF EXECUTIVE OFFICER

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE

COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: HOLLY GRONER 615-261-0610

PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706

PROOF OF: JUNE 2, 2009

MYRIAD PHARMACEUTICALS, INC.

TSB 32495 FC LOT 4

OPERATOR: AP

R1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo prints CMYK. Intaglio prints in SC-20 dark brown.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

© SECURITY-COLUMBIAN

UNITED STATES BANKNOTE COMPANY 1960

MYRIAD PHARMACEUTICALS, INC.

CORPORATE SEAL 2009

DELAWARE

The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement between Myriad Pharmaceuticals, Inc. (the “Corporation”) and American Stock Transfer & Trust Company, LLC (or any successor thereto), as Rights Agent, dated as of June 30, 2009, as amended, restated, renewed, supplemented or extended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation and the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. The Corporation may redeem the Rights at a redemption price of $0.01 per Right, subject to adjustment, under the terms of the Rights Agreement. The Corporation shall mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement), and any subsequent holder of such Rights, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification, if any, to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT– Custodian

(Cust) (Minor)

under Uniform Gifts to Minors

Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR

ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE

COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: HOLLY GRONER 615-261-0610

PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706

PROOF OF: JUNE 4, 2009

MYRIAD PHARMACEUTICALS, INC.

TSB 32495 BK

OPERATOR: AP

R3

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF